Exhibit 99.2

December 6, 2021

Mr. Lawrence Elbaum, Esq.

Vinson & Elkins

1114 Avenue of the Americas

32nd Floor

New York, NY 10036

VIA EMAIL

Re:

Notice of Nomination (the “Notice”), dated November 23, 2021, of Individuals (the “Nominees”) for Election as Directors at the 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”) of Republic First Bancorp, Inc. (the “Company”) made by Driver Opportunity Partners I LP (“Driver Fund”; together with its affiliates, “Driver”)

Lawrence,

Further to our recent conversation, and in the hopes of sparing the Company and its shareholders the cost, aggravation and distraction of a proxy fight, below please find the outlines of a framework pursuant to which Driver would make the Nominees available to be interviewed (any interviews made pursuant to this framework, the “Interviews”) by the Nominating and Governance Committee (the “Nominating Committee”) of the Company’s board of directors (the “Board”).

Interview by Nominating Committee. The Nominees will be interviewed either by the Nominating Committee

(comprising the directors listed as members of the Nominating Committee in the Company’s Proxy Statement dated March 23, 2021) as a whole or such representative(s) as the Nominating Committee shall designate (so long as such representatives are members of the Nominating Committee). The Nominating Committee shall have until December 31, 2021 to conduct the Interviews and make a recommendation (the “Nominating Committee Recommendation”) to the Board as to whether any Nominee should be immediately appointed to the Board or nominated by the Board for election to director at the 2022 Annual Meeting. The Nominating Committee shall deliver a copy of the Nominating Committee

Recommendation to Driver when transmitted to the Board. The Board will act on the Nominating Committee

Recommendation within five business days of receipt thereof and will immediately notify Driver of such action. The date, time, duration and manner (in person or virtual) of the Interviews will be determined.

Company Commitments. In recognition of Driver’s willingness to enter into this framework and allow for the Interviews, the Company will commit to:

•	The use of a universal proxy card at the 2022 Annual Meeting;[1]
•	Appointing an independent chairman who will not be Vernon Hill;
•	Establishing a Capital Planning Committee of the Board;[2]
•

Revising the Company’s executive compensation policies and practices to incorporate short- and long-term incentive compensation structures generally designed to align the interests of executives with those of shareholders; and

•	Reimbursing Driver for any and all out-of-pocket expenses incurred through the date hereof in connection with its investment in the Company.

Public Statement. Prior to any Interview, the Company will issue a public statement (the “Public Statement”) acknowledging receipt of the Notice, which shall include an acknowledgement that the Notice was validly made and accepted by the Board and the Company. The Public Statement shall include the biographies of the Nominees contained in the Notice and reflect that Driver and the Company have agreed to the framework described herein with respect to the Interviews.

[1]	In the absence of any agreement by Driver to the contrary, the Company will agree that the rule regarding universal proxies contained in SEC Release No. 34-9356 shall apply to the 2022 Annual Meeting.
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The Capital Planning Committee shall be made up of independent directors and be empowered to retain financial and legal advisors of its choosing. The purpose of the Capital Planning Committee will be to evaluate any and all proposed capital raising transactions as well as to regularly review how the Company is allocating shareholders’ capital.

250 Park Avenue

7th Floor

New York, NY 10177

So that there is no later misunderstanding, Driver expressly reserves the right to solicit proxies for the election of all the Nominees to director at the 2022 Annual Meeting and nothing contained herein nor contemplated hereby shall be deemed to limit or infringe that right.

Given all parties’ interest in moving this along, your prompt reply to this letter is appreciated.

/s/ Abbott

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